SECOND AMENDMENT TO LEASE         EXHIBIT 10.49


        THIS SECOND AMENDMENT TO LEASE (the Second Amendment ) is made, entered into, and effective as of the 31st day of March, 1 9 9 6, by and between NORTH RIVERSIDE ASSOCIATES LIMITED
PARTNERSHIP, an Illinois limited partnership ( Landlord ), and SPORTMART, INC., a Delaware corporation ( Tenant ).

                                      RECITALS:

     A. By that certain Lease with a reference date of October 31, 1988 (the Original Lease ), by and between Landlord and Tenant, Landlord leased to Tenant certain premises consisting of approximately 39,347 square feet of retail space (the Store or the Mart ) located in the shopping center commonly known as Sportmart Plaza (the
  Shopping  Center  )  at  1800  South Harlem Avenue, North Riverside,
Illinois.

     B. The Original Lease was amended by that certain First Lease Amendment dated December 2, 1988 (the First Amendment ), by and between Landlord and Tenant. The Original Lease and the First Amendment are referred to herein collectively as the Lease .

     C. Tenant desires to lease additional space consisting of approximately 12,690 square feet (the Additional Premises ) within the Shopping Center for the purpose of operating a clearance center for the sale of sporting goods, sports apparel and active wear, and such other merchandise as may be sold from time to time in Tenant's similarly merchandised clearance center stores.

     D. Landlord and Tenant are mutually desirous of amending the Lease to reflect the terms and conditions under which the Additional Premises will be leased to Tenant.

     E. Initially capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Lease.

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Landlord and Tenant hereby agree as follows:

                               AGREEMENT

     1.   Additional  Premises.   Landlord hereby leases to Tenant and
Tenant hereby takes from Landlord, on the terms and conditions set forth herein, the Additional Premises consisting of approximately 12,690 square feet. The Additional Premises have a street address of 1770 South Harlem Avenue, North Riverside, Illinois, and are in the approximate location shown on the site plan (the Site Plan ) attached hereto and made a part hereof as Exhibit A. Except as is expressly set forth in this Second Amendment, from and after the Commencement
Date    (as  hereinafter  defined)  and  until  the lease term for the
Additional  Premises  is  terminated  pursuant to Section 4 below, the
term    Store  , as used in the Lease,  shall include and mean for all purposes  (including,  without limitation, for purposes of determining
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Tenant's pro-rata share of Common Area Charges, real estate taxes, and insurance)  both  the Store and the Additional Premises leased herein.
Once    the  lease  term  for  the  Additional  Premises is terminated pursuant to Section 4 below, then the term Store shall have the meaning originally attributed to such term in the Original Lease.

     2. Commencement Date. For purposes of the Additional Premises only, the term Commencement Date shall mean December 7, 1995.

     3. As-Is Basis. Effective as of the Commencement Date, Tenant agrees that is shall accept the Additional Premises on an as is basis. Tenant shall be entitled to vacant possession of the Additional Premises on the Commencement Date. Tenant shall be entitled to inspect the Additional Premise prior to the Commencement Date to confirm the condition of the premises. In addition, Tenant and its agents, employees and contractors shall be afforded access to the Additional Premises prior to the Commencement Date, at reasonable times and upon reasonable prior notice, to inspect the same, take measurements and plan its intended modifications and fixturing thereof.

     4. Lease Term for the Additional Premises Only. With respect to the Additional Premises only, the lease term shall commence on the Commencement Date and shall continue on a month-to-month basis until terminated by either Landlord or Tenant pursuant to the immediately f o llowing sentence. Notwithstanding anything to the contrary contained in the Lease, with respect to the Additional Premises only, either Landlord or Tenant may elect to terminate the Lease for any reason or for no reason by serving thirty (30) days advance written notice upon the other party. Upon the effective date of such termination, the Lease shall be null and void and of no effect with respect to the Additional Premises only (but shall continue in full force and effect with respect to the Store, as defined in the Lease), and, with respect to the Additional Premises only, both Landlord and Tenant shall have no rights under the Lease or this Second Amendment, nor be subject to liability for any kind or amount thereunder or hereunder, except for those obligations and liabilities which expressly survive the termination or expiration of the Lease.

     5. Minimum Rent for the Additional Premises Only. With respect to the Additional Premises only, during the term of this Second
Amendment,  the    Minimum  Rent  for the Additional Premises for each
calendar month shall be a sum equal to five percent (5%) of Tenant's Gross Sales made from the Additional Premises during each calendar month. Tenant shall make monthly payments on the twentieth (20th) day of each calendar month, in arrears, in an amount equal to five percent (5%) of Tenant's Gross Sales made from the Additional Premises during the prior calendar month. All rent and other payments to be made by
Tenant to Landlord shall be sent to the place to which notices are required to be sent, unless otherwise directed by the Landlord in
writing.    Within  twenty  (20) days after the close of each calendar month during the term of this Second Amendment, Tenant shall submit to Landlord a statement indicating the amount of its Gross Sales made from the Additional Premises for the previous calendar month. Minimum Rent due for the Additional Premises shall accompany such statement. Other than the Minimum Rent set forth herein, and notwithstanding anything to the contrary contained in the Lease, Tenant shall owe no Percentage Rent for the Additional Premises.
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     6.   Tenant's Right to Go Dark.  The following new Section 9.4 is hereby incorporated into, added to, and made a part of the Lease:

     9.4 Going Dark.    If,  during  the  term  of  this  Lease,
     Tenant discontinues conducting business to the public in the Store and vacates the Store ("goes dark"), and the Store remains dark for a period of four (4) months, Landlord may, at any time after the expiration of such four (4) month period while the Store remains dark, notify Tenant of its intent to terminate this Lease, which termination will be effective sixty (60) days after the receipt of such notice; provided, however, that if Tenant notifies Landlord within thirty (30) days after receipt of such notice that all or a part of the Store will be re-opened for business by Tenant as of a date certain not more than ninety (90) days after t h e date of Tenant's notice, Landlord's notice of termination will be of no force and effect and this Lease shall continue so long as Tenant does then timely reopen the Store. Tenant is not deemed to have gone dark if it closes the Store to the general public (i) in order to prepare for sales or to take stock of current inventory, provided that the same does not result in Tenant's business being closed to the public for more than ten (10) consecutive business days, or for more than twenty (20) total business days, in any consecutive twelve (12) month period; (ii) in connection with the performance of any construction, alteration, repair or restoration work on the Demised Premises so long as the same is diligently pursued by Tenant and does not result in Tenant's business being closed to the public for more than two hundred forty (240) days in any consecutive twelve (12) month period; (iii) to accommodate a change in use of the Store or pursuant to an assignment or subletting of the Store, provided that the same does not result in the Store being closed to the public for more than one hundred fifty
     (150)  days  in any consecutive twelve (12) month period; or
     (iv) while a condition of force majeure prevents operation and for a reasonable time thereafter.

     7. Full Force. Except as hereby expressly or by necessary implication modified or amended by this Second Amendment, the parties hereto acknowledge and agree that all of the terms and provisions of the Lease shall be and remain in full force and effect. In the event of any conflict or inconsistency between the terms of the Lease and this Second Amendment, the terms of this Second Amendment shall govern and control.

     8. No Further Amendment. This Second Amendment may not be amended, waived or modified in any respect unless the same shall be in writing and signed by both parties. This Second Amendment constitutes the entire agreement of the parties and supersedes all prior agreements, arrangement and contracts, whether oral or written, concerning the subject matter hereof.

     9.   Counterparts.    This  Second  Amendment  may be executed in
multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Second
Amendment as of the date first above written.


LANDLORD:

NORTH RIVERSIDE ASSOCIATES LIMITED
PARTNERSHIP, an Illinois limited partnership

By:  North Riverside Corporation, an Illinois Corporation,
     Its General Partner

By: /S/ MITCHELL KAHN
Title:  VICE PRESIDENT
Date:   March 31, 1996

TENANT:

SPORTMART, INC.,
a Delaware corporation

By:  /S/ ANDREW HOCHBERG
Title:  PRESIDENT
Date:   March 31, 1996
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           Site Plan Showing Location of Additional Premises